Exhibit 99.3

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS IN BLUR OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.			DETACHED AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR Proposals 1 and 2:				For	Against	Abstain

1.          PacWest Merger Proposal.  To adopt the Agreement and Plan of Merger, dated as of November 6, 2012, by and between PacWest Bancorp and First California Financial Group, Inc., as such agreement may be amended from time to time, and to approve the issuance of PacWest Bancorp common stock to First California Financial Group, Inc. stockholders pursuant to such Agreement and Plan of Merger.

				☐	☐	☐

2.          PacWest Adjournment Proposal.  To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of Proposal No. 1.

				☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:  The Form S-4, Notice & Proxy Statement / Registration Statement is/are available at www.proxyvote.com.

PACWEST BANCORP Special Meeting of Stockholders [ ], 2013 [ ], PT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matthew P. Wagner, Victor R. Santoro, and Jared M. Wolff, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PACWEST BANCORP that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at [     ], PT on [     ], 2013, at [                          ], and any adjournment or postponement thereof.

Whether or not you plan to attend the Special Meeting, please sign and return this Proxy as promptly as possible to ensure a quorum is constituted.

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side